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                                                                Exhibit 10.3.1

                              RYKOFF-SEXTON, INC.

                 FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT


          NON-QUALIFIED STOCK OPTION AGREEMENT by and between the undersigned (the "Optionee") and Rykoff-Sexton, Inc., a Delaware corporation, having a place of business at _______________________________________________________, (the
"Company").


                              W I T N E S S E T H:

          WHEREAS, the Company has adopted a 1989 Director Stock Option Plan (the "Plan") and pursuant to the Plan the undersigned has granted a non-qualified stock option to the Optionee, subject to the execution of this Non-Qualified Stock Option Agreement (the "Agreement").

          NOW, THEREFORE, it is agreed as follows:

          1. The terms and conditions of the Plan, a copy of which has been delivered to the Optionee, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

          2. The number of shares of Common Stock of the Company subject to the stock option provided for by this Agreement and the purchase price of each such share are set forth at the end of this Agreement after "Number of Shares:" and "Purchase Price:", respectively.

          3. No stock option provided for by this Agreement is exercisable after the expiration of ten (10) years from the date as of which this Agreement is executed.

          4. In the event of the termination of services of Optionee (for any reason or no reason) prior to the date on which an option granted becomes exercisable as provided in paragraph 5, such option shall become exercisable on the date determined in accordance with paragraph 5, but only with respect to a number of shares determined by reference to the compensation earned prior to such termination.

          5. All stock options provided for by this Agreement shall become immediately exercisable in full on the first anniversary of the date hereof. No stock option provided for by this Agreement shall be exercisable after the first to occur of (a) the expiration of ten years from the date upon which such option was granted; (b) in the case

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of termination of service of the Optionee for reasons other than death, total and permanent disability, or retirement, the expiration of six months after the later of (i) the date of such termination or (ii) the date on which such option first became exercisable, provided, however, that if the death of the Optionee occurs within six months of such termination service, clause (c) shall be applicable; or (c) in the case of termination of service of the Optionee by reason of death, total and permanent disability, or retirement (or in case of death of the Optionee in the circumstances described in clause (b)), the expiration of one year after the later of (i) the date of such termination or
(ii) the date on which such option first became exercisable.

          6. The Plan provides that no stock option granted thereunder may be transferred, pledged or assigned (except, in the event of the Optionee's death, by will or the laws of descent and distribution). A stock option may be exercised during the lifetime of the Optionee thereof only by the Optionee or the Optionee's guardian or legal representative.

          7. Subject to the terms and conditions of this Agreement and the Plan, the stock option may be exercised by giving written notice of exercise signed by the Optionee to the Secretary of the Company at its principal office and, specifying the number of shares to be purchased and by paying in full the purchase price of the number of shares of stock with respect to which the stock option is exercised in cash and/or, with the consent of the Stock Option Committee of the Board of Directors of the Company, shares of Common Stock of the Company or other property. In addition, the Optionee shall, upon notification of the amount due and prior to or concurrently with the delivery to the Optionee of a certificate representing shares issued pursuant to the stock option exercised, pay promptly an amount sufficient to satisfy applicable federal, state or local tax requirements. In the event the stock option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the stock option. The Company has no obligation to deliver shares or cash upon exercise of any stock option until qualified for delivery under such laws and regulations as may be deemed by the Company applicable thereto.

          8. Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm or corporation other than the parties hereto any rights or benefits under or by reason of this Agreement.

          9. Each party hereto agrees to execute such further papers, agreements, assignments or documents of title as may be necessary or desirable to effect the purposes of this Agreement and carry out its provisions.

          10. This Agreement embodies the entire agreement made between the parties hereto with respect to the matters covered herein and shall not be modified except by a writing signed by the party to be charged.

          11. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same agreement.

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          12.   This Agreement, in its interpretation and effect, shall be governed by the laws of the State of California applicable to contracts executed and to be performed therein.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of May 2, 1993, the date upon which the non-qualified stock option provided for by this Agreement was granted.



NUMBER OF SHARES:                    OPTIONEE:


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PURCHASE PRICE:                      RYKOFF-SEXTON, INC.


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                                     By
                                        ------------------------------
                                        Mark Van Stekelenburg
                                        President and Chief Executive
                                        Officer

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